UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 3, 2022
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
Asset Purchase Agreement
On May 3, 2022 (the “Effective Date”), Brickell Biotech, Inc. (the “Company”) and its wholly owned subsidiary, Brickell Subsidiary, Inc. (“Brickell Subsidiary”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Botanix SB Inc. (“Botanix”) and Botanix Pharmaceuticals Limited, pursuant to which Botanix acquired all rights, title and interests to assets primarily related to sofpironium bromide that were owned and/or licensed by the Company or Brickell Subsidiary (the “Assets”). In accordance with the terms of the Purchase Agreement, in exchange for the Assets, the Company (i) received an upfront payment in the amount of $3 million, (ii) is to be reimbursed for certain recent development expenditures in advancement of the Assets, and (iii) will receive contingent near-term milestone payments of up to $6 million (subject to, first, the submission of a new drug application (“NDA”) and, second, receipt of marketing approval in the U.S. for sofpironium bromide gel, 15%, both over the next 18 months) from Botanix. The Company also is eligible to receive additional success-based regulatory and sales milestone payments of up to $168 million. Further, the Company will receive tiered earnout payments ranging from high-single digits to mid-teen digits on worldwide net sales of sofpironium bromide gel (the “Earnout Payments”). Certain of these amounts are subject to payments by the Company to its former licensor, Bodor Laboratories, Inc. (“Bodor”), as further described under “Rights Agreement” below. All amounts due to the Company from Botanix in respect of the contingent payments are subject to certain reductions, credits, and offsets, as applicable, as described in the Purchase Agreement.
Botanix will be responsible for all further research, development, and commercialization of sofpironium bromide globally and will replace Brickell Subsidiary as the exclusive licensee of Bodor. Pursuant to the Purchase Agreement, the Company has agreed to issue $1.0 million of the Company’s common stock to Bodor if a certain contingent regulatory milestone is met, as required by the existing amended and restated license agreement with Bodor (the “Amended and Restated License Agreement”). The Purchase Agreement contains customary representations, warranties, and covenants, and mutual indemnification provisions.
Pursuant to the Purchase Agreement, the License, Development and Commercialization Agreement, dated as of March 31, 2015, and as amended (the “Kaken Sublicense Agreement”), by and between Brickell Subsidiary and Kaken Pharmaceutical Co., Ltd (“Kaken”) was also assigned to Botanix. The Purchase Agreement provides that Botanix will pay to the Company a portion of the sales-based milestone payments and royalties that Botanix receives from Kaken under the Kaken Sublicense Agreement.
The sale of the Assets pursuant to the Purchase Agreement closed on the Effective Date.
Transition Services Agreement
In connection with the sale of the Assets, on the Effective Date, the Company and Botanix additionally entered into a transition services agreement (the “TSA”) whereby the Company will provide consulting services as an independent contractor to Botanix in support of and through submission and potential approval of the U.S. NDA for sofpironium bromide gel, 15%. In accordance with the terms of the TSA, in exchange for providing these services, the Company will receive from Botanix, (i) prior to the filing of such NDA, a fixed monthly amount of $71,000, and (ii) after the filing of such NDA, a variable amount based upon actual hours worked, in each case plus related fees and expenses of the Company’s advisors (plus a 5% administrative fee) and the Company’s out-of-pocket expenses.
Rights Agreement
In connection with the sale of the Assets, on the Effective Date, the Company, Brickell Subsidiary, and Bodor entered into an agreement (the “Rights Agreement”) to clarify that the Company and Brickell Subsidiary have the power and authority under the Amended and Restated License Agreement to enter into the Purchase Agreement and the TSA, and that Botanix will assume the Amended and Restated License Agreement pursuant to the APA. The Rights Agreement includes a general release of claims and no admission of liability between the parties. Pursuant to such Rights Agreement, the Company has agreed to pay Bodor (i) 18% of the amount of each payment actually received by the Company from Botanix for upfront and milestone payments under the Purchase Agreement, as well as (ii) certain tiered payments, set as a percentage ranging from mid-single digits to low-teen digits, of the actual amount of each applicable Earnout Payment actually received by the Company from Botanix.

The foregoing summaries of the Purchase Agreement, the TSA, and the Rights Agreement are qualified in their entirety by the full text of the Purchase Agreement, the TSA, and the Rights Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.
The representations, warranties, covenants, and indemnities in the Purchase Agreement, the TSA, and the Rights Agreement, as applicable, have been made only for the purposes, and were and are solely for the benefit, of the parties to the Purchase Agreement, the TSA, and the Rights Agreement, respectively, subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreements, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties are limited by their own context and were made only as of the date of the Effective Date, or such other date as is specified in the Purchase Agreement, the TSA, or the Rights Agreement, as applicable.
Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Amended and Restated License Agreement covered certain of the rights and obligations of Brickell Subsidiary and, in a limited case, the Company, related to sofpironium bromide and provided for various royalty and milestone payments from them to Bodor, as applicable and if triggered.
On the Effective Date, pursuant to the Purchase Agreement, Brickell Subsidiary assigned in full the Amended and Restated License Agreement, as well as the Kaken Sublicense Agreement, to Botanix.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.
Item 7.01. Regulation FD.
On May 3, 2022, the Company issued a press release related to the above items. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1*	Asset Purchase Agreement, dated as of May 3, 2022, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., Botanix SB Inc., and Botanix Pharmaceuticals Limited

10.2*	Transition Services Agreement, dated as of May 3, 2022, by and between Botanix SB Inc. and Brickell Biotech, Inc.

10.3*	Rights Agreement, dated as of May 3, 2022, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., and Bodor Laboratories, Inc.

99.1	Press release issued by Brickell Biotech, Inc. on May 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain confidential information contained in this agreement has been omitted because it is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer